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                                                                 EXHIBIT 10.3

                                  STOCK OPTION

Name of Grantor: Ilyas Chaudhary
Name of Grantee: _______________
Date Option Granted: April 30, 1996

A. RECITALS

     1. Effective April 30, 1996 the Board of Directors of Saba Petroleum Company (the "Company") rescinded a stock option plan for the Company's directors, and _________________ ("Grantee") elected to accept, as consideration for the cancellation of his option rights under the directors' stock option plan, an option to acquire 5,000 shares of common stock of the Company ("Shares") at an exercise price of $8.00 per Share.

     2. Ilyas Chaudhary, president of the Company ("Grantor"), desires to grant to Grantee the option to acquire from Grantor up to 5,000 Shares owned by Grantor and/or corporations that he controls.

B. GRANT OF OPTION

     1. Effective April 30, 1996, the Grantor grants to Grantee the right to purchase from Grantor, on the terms and conditions hereinafter set forth, all or part of an aggregate of five thousand (5,000) Shares of the presently authorized and unissued common stock of the Company, no par value, at the purchase price of Eight Dollars and no cents ($8.00) per Share (the "Option").

     2. The Option shall be exercisable at any time from the date hereof through the Expiration Date, in whole or in part, subject to Section C hereof.

C. METHOD OF EXERCISE

     1. The Option may be exercised from time to time by written notice to the Grantor stating the number of Shares with respect to which the Option is being exercised, together with payment in full, in cash or by certified or cashier's check payable to the order of the Grantor, of the purchase price for the Shares being purchased.

     2. As soon after the notice of exercise as the Grantor is reasonably able to comply, the Grantor shall deliver to the Grantee or any such other person, at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased upon exercise of the Shares. The Option may only be exercisable for whole Shares.

D. TERMINATION OF OPTION

     1. The Option shall terminate and expire on the earlier to occur of: (i) one year from the date that Grantee ceases to be a director of the Company, or
(ii) five (5) years from the date of the assignment noted above (the "Expiration Date"), or

     2. The termination of the Option pursuant to Section F hereof.

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E.  ADJUSTMENTS

        1. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding Shares, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option has not terminated pursuant to Section F hereof), then the number and kind of Shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted, provided, however, that in no event shall any such adjustment result in the Grantor being required to issue any fractional Shares to the Grantee.

        2. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

F.  CESSATION OF CORPORATION EXISTENCE

        Notwithstanding any other provision of this Option, upon the dissolution of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 80% of the then outstanding common stock of the Company to another corporation or entity, the Option granted hereunder shall terminate; provided, however, that (i) each Option for which no option has been tendered by the surviving corporation in accordance with all the terms of provision (ii) immediately below shall, within five (5) days before the effective date of such dissolution or liquidation, merger or consolidation of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable if it is not already so fully exercisable; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender to the Grantor (for the benefit of the Grantee), an option or options to purchase shares of the surviving corporation or acquiring corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this Option.

G.  NO STOCKHOLDER RIGHTS

        The Grantee or other person entitled to exercise this Option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Grantee or such other person has become the holder of record of such Shares, and no adjustment (except such adjustments as may be affected pursuant to the provisions of Section E hereof) shall be made for dividends or distributions of rights in respect to such Shares if the record date is prior to the date on which the Grantee or such other person becomes the holder of record.

H.  CONDITION TO ISSUANCE OF SHARES

        The Grantor's obligation to transfer Shares upon exercise of the Option is expressly conditioned upon the completion by the Company of any registration or other qualification of such Shares under any state and/or federal law or rulings or regulations of any government regulatory body. The Grantor represents and warrants that such Shares underlying the Option are presently listed on the American Stock Exchange, and that the Company will complete the registration of such Shares with the Securities and Exchange Commission no later than June 30, 1996, such that such Shares upon issuance to the Grantor and subsequent transfer to the Grantee, upon exercise in whole or part of the Option, shall be "free trading" Shares.

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IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement on the date(s) shown below.

GRANTOR                                 GRANTEE

By: ___________________________         By: ___________________________
         Ilyas Chaudhary

Date: _________________________         Date: _________________________

Acknowledged by:

SABA PETROLEUM COMPANY

By: ___________________________
       Walton C. Vance
       Chief Financial Officer

Date: _________________________

______________________________________________________________________________

OPTION EXERCISE FORM

Attn:   Mr. Ilyas Chaudhary
        c/o Saba Petroleum Company
        17512 Von Karman Avenue
        Irvine, CA 92714

The holder of this Option hereby requests the exercise of this Option.

By: ___________________________

No. of Shares: ________________

Exercise Date: ________________